Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE THIRD QUARTER 2014

•	Atlas Energy recently agreed to be acquired by Targa Resources Corp.

•	Atlas Energy Group, LLC, a wholly owned subsidiary of Atlas Energy, has filed a Form 10 registration statement in connection with the spin-off of Atlas Energy’s non-midstream assets

•	Increased its cash distribution to $0.52 per unit for the third quarter 2014, a 13% increase over the prior year third quarter

•	Atlas Resource Partners (ARP) generated record net daily production of approximately 286.1 million cubic feet equivalents per day for the third quarter 2014, a 9% increase over the second quarter 2014

•	Third quarter 2014 financial and operational results will be discussed on a conference call at 9AM ET on Tuesday, November 11th

Philadelphia, PA – November 10, 2014 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the third quarter 2014.

Edward E. Cohen, Chief Executive Officer of ATLS, stated, “Our transaction with Targa should be greatly beneficial to our ATLS unitholders. We are also enthusiastic about the birth of Atlas Energy Group, which presents an opportunity to provide substantial value to our unitholders as we have been able to accomplish in the past.”

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Merger Transaction with Targa Resources; Spin-Off of Atlas Energy Group

As previously announced, on October 13, 2014, Atlas Energy and Atlas Pipeline entered into definitive agreements to be acquired by Targa Resources Corp. (“TRC”; NYSE: TRGP) and Targa Resources Partners LP (“TRP”; NYSE: NGLS), respectively.

Immediately prior to the closing of the acquisition of ATLS by TRC, ATLS will transfer its non-midstream assets to Atlas Energy Group and then distribute to the ATLS unitholders common units representing a 100% limited liability company interest in Atlas Energy Group. Atlas Energy Group filed a Form 10 registration statement with the U.S. Securities and Exchange Commission (“SEC”) on November 5, 2014. Atlas Energy Group’s assets at the time of the distribution are expected to consist of the following:

•	100% of the general partner interest and incentive distribution rights in its E&P subsidiary, Atlas Resource Partners, L.P. (NYSE: ARP), as well as ATLS’ approximately 24.7 million limited partner units in ARP;

•	80% of the general partner interest and incentive distribution rights, as well as ATLS’s approximately 2.5% limited partner interest, in ATLS’ E&P Development Subsidiary, which conducts operations in the Eagle Ford shale in the mid-continent region of the United States;

•	a 16% general partner interest and 12% limited partner interest in Lightfoot Capital Partners, an enterprise that incubates new master limited partnerships (MLPs) and invests in existing MLPs. Lightfoot owns the general partner interest, incentive distribution rights and an approximately 40% limited partner interest in Arc Logistics Partners LP (NYSE: ARCX), an independent U.S.-based energy logistics service provider; and

•	Coal-bed methane producing natural gas assets in the Arkoma Basin, which have net production of approximately 11.5 million cubic feet per day.

The distribution of Atlas Energy Group common units to the ATLS unitholders is subject to the satisfaction of certain conditions, including the effectiveness of the Form 10 and satisfaction or waiver of the conditions to the consummation of the acquisition of ATLS by TRC. The acquisition of ATLS by TRC is subject to, among other conditions, the approval of the acquisition by holders of a majority of the outstanding limited partner interests in ATLS and the approval of a majority of the shareholders of TRC voting at the meeting to approve the transaction. The ATLS transaction is also cross-conditioned on the previously announced acquisition of APL by TRP, which is subject to, among other conditions, the approval of the acquisition by holders of a majority of the outstanding limited partner interests in APL.

Cash Distributions

•	ATLS declared a cash distribution of $0.52 per limited partner unit for the third quarter 2014, which represents a $0.06 per unit, or a 6%, increase over the prior year third quarter. The third quarter 2014 ATLS distribution will be paid on November 20, 2014 to holders of record as of November 10, 2014.

•	ARP paid monthly cash distributions totaling $0.59 per limited partner unit for the third quarter 2014, an approximate 5% increase over the prior year third quarter distribution. The most recent ARP monthly distribution of $0.1966 per unit ($2.36 per unit on an annual basis) for September 2014 will be paid on November 14, 2014 to holders of record as of November 10, 2014. ATLS will have received approximately $18.7 million of cash distributions from ARP after receipt of the September distribution in the third quarter 2014.

•	Atlas Pipeline Partners, L.P. (NYSE: APL), Atlas Energy’s midstream subsidiary, declared a cash distribution for the third quarter 2014 of $0.64 per unit, a 3% increase from APL’s prior year quarter. This distribution will be paid on November 14, 2014 to holders of record as of November 10, 2014. ATLS will receive approximately $11.8 million of cash distributions based upon APL’s third quarter 2014 distribution.

Recent Events

Atlas Resource’s issuance of an additional $75 million of its 9.25% Senior Notes due 2021

On October 14, 2014, ARP issued an additional $75 million of its 9.25% Senior Notes due 2021 in a private placement transaction at 100.5% of par. ARP used the net proceeds from this offering to fund a portion of its previously announced acquisition of primarily oil assets in the Eagle Ford shale in south Texas. The senior notes are subject to a registration rights agreement entered in connection with the transaction, which requires ARP, among other things, to file a registration statement with the SEC and exchange the privately placed notes for registered notes by certain dates.

ARP’s Third Quarter 2014 Highlights

Average net daily production for the third quarter 2014 was 286.1 million cubic feet equivalents per day (“Mmcfed”), a 29% increase from the prior year comparable quarter and approximately 9% higher than the second quarter 2014. The increase in net production as compared with second quarter 2014 was due primarily to production from the Rangely Field assets, which were acquired on June 30, 2014. The increase in net production compared with the third quarter 2013 was due primarily to the acquisition of the Rangely Field assets and the GeoMet natural gas production assets acquired in May 2014.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 28% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP third quarter 2014 earnings release for additional details on its financial results.

APL’s Third Quarter 2014 Highlights

During the third quarter 2014, APL’s processed volumes on its gathering and processing systems in the Mid Continent region, primarily in Texas and Oklahoma, were approximately 1.57 billion cubic feet per day (“Bcfd”), approximately 14% higher than the prior year comparable quarter’s volumes. APL processed 133,000 barrels per day of natural gas liquids generated from its five processing systems in highly prolific oil & gas basins.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 5.8% limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL third quarter 2014 earnings release for additional details on its financial results.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $1.5 million for the third quarter 2014, a decrease of $0.9 million from the second quarter 2014 and $0.2 million lower than the prior year comparable quarter. The decrease in expense compared with the sequential quarter was due primarily to the seasonality of certain public company costs, which are weighted more heavily to the early portion of the year. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•	Cash interest expense, excluding amounts attributable to APL and ARP, was $4.0 million for the third quarter 2014, consistent with the second quarter 2014 and $0.8 million higher than the prior year comparable quarter. The increase from the prior year was due primarily to a full quarter contribution of interest expense on ATLS’ $240 million term loan credit facility, which was entered into in July 2013 to fund the acquisition of the Arkoma assets from EP Energy, as well as the purchase of the Class C convertible preferred units from ARP. As of September 30, 2014, ATLS had approximately $238 million of total debt, with no borrowings outstanding under its $50 million revolving credit facility.

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Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s third quarter 2014 results on Tuesday, November 11, 2014 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasresourcepartners.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 1:00 p.m. ET on November 11, 2014 by dialing 855-859-2056, passcode: 19173828.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 28% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 14,500 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM), Black Warrior Basin (AL) and the Rangely Field in Colorado. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, Texas, and Tennessee, APL owns and operates 17 gas processing plants, 18 gas treating facilities, as well as approximately 11,200 miles of active intrastate gas gathering pipeline. For more information, visit APL’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Readers are cautioned that any forward-looking information is not a guarantee of future performance. Risks and uncertainties related to the proposed transaction include, among others: the risk that ATLS’s or APL’s unitholders or TRC’s stockholders do not approve the mergers; the risk that the merger agreement is terminated as a result of a competing proposal, the risk that regulatory approvals required for the mergers are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the mergers are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers; uncertainties as to the timing of the mergers; competitive responses to the proposed merger; costs and difficulties related to the integration of ATLS’s and APL’s businesses and operations with TRC’s and TRP’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the mergers; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; unexpected costs, charges or expenses resulting from the mergers; litigation relating to the merger; the outcome of potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to update such statements, except as may be required by applicable law.

Where to Obtain Additional Information

In connection with the proposed transaction, Targa Resources Corp. (“TRC”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Atlas Energy, L.P. (“ATLS”) and TRC and a prospectus of TRC (the “TRC joint proxy statement/prospectus”). In connection with the proposed transaction, TRC plans to mail the definitive TRC joint proxy statement/prospectus to its shareholders, and ATLS plans to mail the definitive TRC joint proxy statement/prospectus to its unitholders.

Also in connection with the proposed transaction, Targa Resources Partners LP (“TRP”) will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Atlas Pipeline Partners, L.P. (“APL”) and a prospectus of TRP (the “TRP proxy statement/prospectus”) . In connection with the proposed transaction, APL plans to mail the definitive TRP proxy statement/prospectus to its unitholders.

INVESTORS, SHAREHOLDERS AND UNITHOLDERS ARE URGED TO READ THE TRC JOINT PROXY STATEMENT/PROSPECTUS, THE TRP PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TRC, TRP, ATLS AND APL, AS WELL AS THE PROPOSED TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

A free copy of the TRC Joint Proxy Statement/Prospectus, the TRP Proxy Statement/Prospectus and other filings containing information about TRC, TRP, ATLS and APL may be obtained at the SEC’s Internet site at www.sec.gov. In addition, the documents filed with the SEC by TRC and TRP may be obtained free of charge by directing such request to: Targa Resources, Attention: Investor Relations, 1000 Louisiana, Suite 4300, Houston, Texas 77002, calling (713) 584-1000 or emailing jkneale@targaresources.com. These documents may also be obtained for free from TRC’s and TRP’s investor relations website at www.targaresources.com. The documents filed with the SEC by ATLS may be obtained free of charge by directing such request to: Atlas Energy, L.P., Attn: Investor Relations, 1845 Walnut Street, Philadelphia, Pennsylvania 19103 or emailing InvestorRelations@atlasenergy.com. These documents may also be obtained for free from ATLS’s investor relations website at www.atlasenergy.com. The documents filed with the SEC by APL may be obtained free of charge by directing such request to: Atlas Pipeline Partners, L.P., Attn: Investor Relations, 1845 Walnut Street, Philadelphia, Pennsylvania 19103 or emailing IR@atlaspipeline.com. These documents may also be obtained for free from APL’s investor relations website at www.atlaspipeline.com.

Participants in Solicitation Relating to the Merger

TRC, TRP, ATLS and APL and their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from TRC, ATLS or APL shareholders or unitholders, as applicable, in respect of the proposed transaction that will be described in the TRC joint proxy statement/prospectus and TRP proxy statement/prospectus. Information regarding TRC’s directors and executive officers is contained in TRC’s definitive proxy statement dated April 7, 2014, which has been filed with the SEC. Information regarding directors and executive officers of TRP’s general partner is contained in TRP’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the SEC. Information regarding directors and executive officers of ATLS’s general partner is contained in ATLS’s definitive proxy statement dated March 21, 2014, which has been filed with the SEC. Information regarding directors and executive officers of APL’s general partner is contained in APL’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.

A more complete description will be available in the registration statement and the proxy statement/prospectus.

ATLAS ENERGY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Gas and oil production	$130,937	$83,032	$342,456	$176,190
Well construction and completion	61,204	10,964	126,917	92,293
Gathering and processing	726,462	582,961	2,158,701	1,538,970
Administration and oversight	6,177	4,447	12,072	8,923
Well services	6,597	5,023	18,441	14,703
Gain (loss) on mark-to-market derivatives(1)	24,155	(24,517)	9,117	(9,493)
Other, net	8,448	(11,921)	8,465	(5,700)

Total revenues	963,980	649,989	2,676,169	1,815,886

Costs and expenses:
Gas and oil production	52,004	30,586	134,590	64,837
Well construction and completion	53,221	9,534	110,363	80,255
Gathering and processing	619,434	492,691	1,836,438	1,298,300
Well services	2,617	2,386	7,525	7,009
General and administrative	46,162	61,914	150,578	156,446
Depreciation, depletion and amortization	115,241	94,067	326,145	214,313

Total costs and expenses	888,679	691,178	2,565,639	1,821,160

Operating income (loss)	75,301	(41,189)	110,530	(5,274)
Gain (loss) on asset sales and disposal	(728)	(661)	46,146	(3,554)
Interest expense	(43,683)	(38,513)	(125,816)	(91,854)
Loss on early extinguishment of debt	—	—	—	(26,601)

Net income (loss) before tax	30,890	(80,363)	30,860	(127,283)
Income tax benefit	623	817	1,519	854

Net income (loss)	31,513	(79,546)	32,379	(126,429)
Loss (income) attributable to non-controlling interests	(40,598)	52,022	(65,412)	78,062

Net loss attributable to common limited partners	$(9,085)	$(27,524)	$(33,033)	$(48,367)

Net loss attributable to common limited partners per unit:
Basic and Diluted	$(0.18)	$(0.54)	$(0.64)	$(0.94)
Weighted average common limited partner units outstanding:
Basic and Diluted	51,913	51,390	51,765	51,380

(1)	Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$67,467	$23,501
Accounts receivable	356,990	279,464
Current portion of derivative asset	29,651	2,066
Subscriptions receivable	62,840	47,692
Prepaid expenses and other	49,609	27,612

Total current assets	566,557	380,335
Property, plant and equipment, net	5,861,460	4,910,875
Intangible assets, net	615,576	697,234
Investment in joint ventures	180,602	248,301
Goodwill, net	397,547	400,356
Long-term derivative asset	38,234	30,868
Other assets, net	133,649	124,672

	$7,793,625	$6,792,641

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$2,674	$2,924
Accounts payable	221,302	149,279
Liabilities associated with drilling contracts	—	49,377
Accrued producer liabilities	188,994	152,309
Current portion of derivative liability	1,792	17,630
Accrued interest	24,487	47,402
Accrued well drilling and completion costs	100,721	40,899
Accrued liabilities	120,740	87,435

Total current liabilities	660,710	547,255
Long-term debt, less current portion	3,272,315	2,886,120
Deferred income taxes, net	31,771	33,290
Asset retirement obligations and other	117,698	103,100
Commitments and contingencies
Partners’ Capital:
Common limited partners’ interests	328,212	361,511
Accumulated other comprehensive income	15,744	10,338

	343,956	371,849
Non-controlling interests	3,367,175	2,851,027

Total partners’ capital	3,711,131	3,222,876

	$7,793,625	$6,792,641

ATLAS ENERGY, L.P.

Financial and Operating Highlights

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss attributable to common limited partners per unit - basic	$(0.18)	$(0.54)	$(0.64)	$(0.94)
Cash distributions paid per unit(1)	$0.52	$0.46	$1.47	$1.21
Production volume: (2)(3)
ATLAS ENERGY:
Natural gas (Mcfd)	12,503	8,250	12,216	2,780
Oil (Bpd)	111	—	121	—
Natural gas liquids (Bpd)	104	—	85	—

Total (Mcfed)	13,792	8,250	13,447	2,780

ATLAS RESOURCES:
Natural gas (Mcfd)	234,263	191,020	225,943	134,945
Oil (Bpd)	4,598	1,517	2,761	1,301
Natural gas liquids (Bpd)	4,048	3,734	3,722	3,441

Total (Mcfed)	286,143	222,529	264,843	163,397

TOTAL:
Natural gas (Mcfd)	246,766	199,270	238,158	137,725
Oil (Bpd)	4,710	1,517	2,882	1,301
Natural gas liquids (Bpd)	4,152	3,734	3,807	3,441

Total (Mcfed)	299,934	230,779	278,290	166,178

Average sales prices:(3)
ATLAS ENERGY:
Natural gas (per Mcf) (4)	$3.72	$3.56	$3.88	$3.56
Oil (per Bbl)	$92.96	$—	$93.52	$—
Natural gas liquids (per gallon)	$0.77	$—	$0.75	$—
ATLAS RESOURCES:
Natural gas (per Mcf) (4)	$3.55	$3.46	$3.79	$3.39
Oil (per Bbl)(5)	$90.18	$93.07	$89.71	$91.19
Natural gas liquids (per gallon) (6)	$0.77	$0.69	$0.73	$0.67
TOTAL:
Natural gas (per Mcf) (4)	$3.56	$3.46	$3.79	$3.39
Oil (per Bbl)(5)	$90.25	$93.07	$89.87	$91.19
Natural gas liquids (per gallon) (6)	$0.77	$0.69	$0.73	$0.67
Production costs:(3)(7)
ATLAS ENERGY:
Lease operating expenses per Mcfe	$1.11	$0.77	$1.09	$0.77
Production taxes per Mcfe	0.27	0.21	0.29	0.21
Transportation and compression expenses per Mcfe	0.26	0.56	0.28	0.56

Total production costs per Mcfe	$1.64	$1.54	$1.67	$1.54

ATLAS RESOURCES:
Lease operating expenses per Mcfe	$1.39	$1.15	$1.27	$1.12
Production taxes per Mcfe	0.30	0.11	0.27	0.17
Transportation and compression expenses per Mcfe	0.22	0.24	0.26	0.22

Total production costs per Mcfe	$1.91	$1.50	$1.80	$1.51

TOTAL:
Lease operating expenses per Mcfe	$1.37	$1.13	$1.26	$1.11
Production taxes per Mcfe	0.30	0.11	0.27	0.17

Transportation and compression expenses per Mcfe	0.23	0.25	0.26	0.22

Total production costs per Mcfe	$1.90	$1.50	$1.80	$1.51

ATLAS PIPELINE:
Production volume:(3)
Gathered gas volume (Mcfd)	1,682,606	1,484,071	1,591,822	1,412,616
Processed gas volume (Mcfd)	1,565,970	1,372,388	1,486,328	1,296,546
Residue gas volume (Mcfd)	1,330,054	1,160,608	1,262,179	1,091,665
NGL volume (Bpd)	132,943	120,126	123,188	113,292
Condensate volume (Bpd)	5,744	4,906	5,155	4,371
Average sales prices:(3)
Natural gas (per Mcf)	$3.75	$3.34	$4.19	$3.46
Condensate (per Bbl)	$90.09	$101.48	$91.78	$92.82
Natural gas liquids (per gallon)	$0.98	$0.92	$1.01	$0.87

(1)	Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(2)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which ATLS and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.
(3)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(4)	ATLS’ average sales price for natural gas before the effects of financial hedging was $3.65 per Mcf and $3.35 per Mcf for the three months ended September 30, 2014 and 2013, respectively, and $4.12 per Mcf and $3.35 per Mcf for the nine months ended September 30, 2014 and 2013, respectively; ARP’s average sales prices for natural gas before the effects of financial hedging were $3.47 per Mcf and $3.20 per Mcf for the three months ended September 30, 2014 and 2013, respectively, and $4.07 per Mcf and $3.19 per Mcf for the nine months ended September 30, 2014 and 2013, respectively. Total average sales prices for natural gas before the effects of financial hedging were $3.48 per Mcf and $3.21 per Mcf for the three months ended September 30, 2014 and 2013, respectively, and $4.08 per Mcf and $3.20 per Mcf for the nine months ended September 30, 2014 and 2013, respectively. ARP’s amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, ARP’s average natural gas sales prices were $3.49 per Mcf ($3.41 per Mcf before the effects of financial hedging) and $3.26 per Mcf ($3.01 per Mcf before the effects of financial hedging) for the three months ended September 30, 2014 and 2013, respectively, and $3.68 per Mcf ($3.96 per Mcf before the effects of financial hedging) and $3.12 per Mcf ($2.92 per Mcf before the effects of financial hedging) for the nine months ended September 30, 2014 and 2013, respectively. Including the effect of this subordination, total average realized gas sales price was $3.50 per Mcf ($3.43 per Mcf before the effects of financial hedging) and $3.28 per Mcf ($3.02 per Mcf before the effects of financial hedging) for the three months ended September 30, 2014 and 2013, respectively, and $3.69 per Mcf ($3.97 per Mcf before the effects of financial hedging) and $3.12 per Mcf ($2.93 per Mcf before the effects of financial hedging) for the nine months ended September 30, 2014 and 2013, respectively.
(5)	ATLS’ average sales price for oil before the effects of financial hedging was $92.96 per barrel for the three months ended September 30, 2014, and $93.52 per barrel for the nine months ended September 30, 2014. ARP’s average sales price for oil before the effects of financial hedging was $91.08 per barrel and $104.03 per barrel for the three months ended September 30, 2014 and 2013, respectively, and $93.45 per barrel and $96.50 per barrel for the nine months ended September 30, 2014 and 2013, respectively. Total average sales prices for oil before the effects of financial hedging were $91.12 per barrel and $104.03 per barrel for the three months ended September 30, 2014 and 2013, respectively, and $93.46 per barrel and $96.50 per barrel for the nine months ended September 30, 2014 and 2013, respectively.
(6)	ATLS’ average sales price for natural gas liquids before the effects of financial hedging was $0.77 per gallon for the three months ended September 30, 2014; ATLS average sales price for natural gas liquids before the effects of financial hedging was $0.75 per gallon for the nine months ended September 30, 2014. ARP’s average sales prices for natural gas liquids before the effects of financial hedging were $0.77 per gallon and $0.72 per gallon for the three months ended September 30, 2014 and 2013, respectively, and $0.77 per gallon and $0.68 per gallon for the nine months ended September 30, 2014 and 2013, respectively; total average sales prices for natural gas liquids before the effects of financial hedging were $0.77 per gallon and $0.72 per gallon for the three months ended September 30, 2014 and 2013, respectively, and $0.77 per gallon and $0.68 per gallon for the nine months ended September 30, 2014 and 2013, respectively.
(7)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, ARP’s lease operating expenses per Mcfe were $1.37 per Mcfe ($1.90 per Mcfe for total production costs) and $1.09 per Mcfe ($1.44 per Mcfe for total production costs) for the three months ended September 30, 2014 and 2013, respectively, and $1.25 per Mcfe ($1.78 per Mcfe for total production costs) and $1.04 per Mcfe ($1.43 per Mcfe for total production costs) for the nine months ended September 30, 2014 and 2013, respectively. Including the effects of these costs, total lease operating expenses per Mcfe were $1.36 per Mcfe ($1.88 per Mcfe for total production costs) and $1.08 per Mcfe ($1.44 per Mcfe for total production costs) for the three months ended September 30, 2014 and 2013, respectively, and $1.24 per Mcfe ($1.77 per Mcfe for total production costs) and $1.03 per Mcfe ($1.43 per Mcfe for total production costs) for the nine months ended September 30, 2014 and 2013, respectively.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Reconciliation of net income (loss) to non-GAAP measures(1):
Net income (loss)	$31,513	$(79,546)	$32,379	$(126,429)
Atlas Resource net (income) loss attributable to ATLS common limited partners	(3,561)	13,317	1,323	19,766
Atlas Resource cash distributions earned by ATLS(2)	18,720	16,282	54,564	41,123
Atlas Pipeline net income attributable to ATLS common limited partners	(8,019)	(78)	(19,247)	(3,613)
Atlas Pipeline cash distributions earned by ATLS(2)	11,797	9,580	32,137	26,395
Development Subsidiary net loss attributable to ATLS common limited partners	1,248	1,500	2,049	2,657
Development Subsidiary cash distributions earned by ATLS(2)	51	—	133	—
Non-recurring acquisition costs	—	1,831	77	1,831
Amortization of deferred finance costs	517	519	1,507	665
Depreciation, depletion and amortization	1,726	1,331	4,987	1,331
Non-cash stock compensation expense	13,715	6,370	30,702	17,724
Maintenance capital expenditures(3)	(300)	(200)	(900)	(200)
Gain on asset sales and disposal	—	—	(3)	—
Amortization of premiums paid on swaption derivative contracts associated with asset acquisition(4)	—	2,060	—	2,287
Adjustments to reflect cash impact of derivatives and marketable securities	1,024	(2,129)	638	(411)
Other non-cash adjustments	136	(2,19)	411	(,1688)
Loss (income) attributable to non-controlling interests	(40,598)	52,022	(65,412)	78,062

Distributable Cash Flow(1)	$27,969	$22,640	$75,345	$59,500

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(2):
Limited Partner Units	$14,580	$13,839	$43,325	$35,850
Class A Units (2%)	1,073	766	3,002	1,961
Incentive Distribution Rights	3,067	1,677	8,237	3,312

Total Atlas Resource Cash Distributions Earned(2)	18,720	16,282	54,564	41,123

per limited partner unit	$0.590	$0.560	$1.753	$1.610
Atlas Pipeline Cash Distributions Earned(2):
Limited Partner Units	3,682	3,567	10,875	10,530
General Partner 2% Interest	1,250	1,100	3,559	3,155
Incentive Distribution Rights	6,865	4,913	17,703	12,710

Total Atlas Pipeline Cash Distributions Earned(2)	11,797	9,580	32,137	26,395

per limited partner unit	$0.640	$0.620	$1.890	$1.830
Development Subsidiary Cash Distributions Earned(2)	51	—	133	—

Total Cash Distributions Earned	30,568	25,862	86,834	67,518
Production Margin	2,536	1,533	7,636	1,533
Cash general and administrative expenses(5)	(1,456)	(1,658)	(7,721)	(6,651)
Other, net	657	2	1,502	730

Adjusted EBITDA(1)	32,305	25,739	88,251	63,130
Cash interest expense(6)	(4,036)	(2,899)	(12,006)	(3,430)
Maintenance capital expenditures(3)	(300)	(200)	(900)	(200)

Distributable Cash Flow(1)	$27,969	$22,640	$75,345	$59,500

Discretionary adjustments considered by the Board of Directors of the General Partner in the determination of quarterly cash distributions:
Net cash from acquisitions from the effective date through closing date(7)	—	381	—	1,851

Distributable Cash Flow with discretionary adjustments by the Board of Directors of the General Partner(8)	$27,969	$23,021	$75,345	$61,351

Distributions Paid(9)	$27,014	$23,644	$76,313	$62,179

per limited partner unit	$0.52	$0.46	$1.47	$1.21
Surplus (Shortfall) of distributable cash flow with discretionary adjustments by the Board of Directors of the General Partner after distributions to unitholders(10)	$955	$(623)	$(968)	$(828)

(1)	EBITDA and Distributable Cash Flow is relevant and useful because it helps ATLS’ investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships (“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’s management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	Viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its credit facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and APL within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Maintenance capital expenditures.

(2)	Represents the cash distribution paid by ARP, APL and its new Development Subsidiary within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(3)	Production from oil and gas assets naturally decline in future periods and, as such, ATLS recognizes the estimated capitalized cost of stemming such decline in production margin for the purpose of stabilizing its DCF and cash distributions, which it refers to as maintenance capital expenditures. ATLS calculates the estimate of maintenance capital expenditures by first multiplying its forecasted future full year production margin by its expected aggregate production decline of proved developed producing wells. Maintenance capital expenditures are then the estimated capitalized cost of wells that will generate an estimated first year margin equivalent to the production margin decline, assuming such wells are connected on the first day of the calendar year. ATLS does not incur specific capital expenditures expressly for the purpose of maintaining or increasing production margin, but such amounts are a hypothetical subset of wells it expects to drill in future periods on undeveloped acreage already leased. Estimated capitalized cost of wells included within maintenance capital expenditures are also based upon relevant factors, including utilization of public forward commodity exchange prices, current estimates for regional pricing differentials, estimated labor and material rates and other production costs. Generally, estimates for maintenance capital expenditures in the current year are the sum of the estimate calculated in the prior year plus estimates for the decline in production margin from wells connected during the current year and production acquired through acquisitions. ATLS considers expansion capital expenditures to be any capital expenditure costs expended that are not maintenance capital expenditures – generally, this will include expenditures to increase, rather than maintain, production margin in future periods, as well as land, gathering and processing, and other non-drilling capital expenditures.

(4)	Swaption derivative contracts grant ATLS the option to enter into a swap derivative transaction to hedge future production period sales prices for a stated option period, which generally have a duration of a few months and commences upon entering into the derivative contract, in return for an upfront premium. The amounts included within the reconciliation reflect the amortization of premiums ATLS paid to enter into swaption derivative contracts for certain acquired volumes over the option period. Generally, ATLS enters into swaption derivative contracts to hedge acquired volumes after the announcement of the signed definitive purchase and sale agreement to acquire the oil and gas properties, but before it closes on the transaction, as its senior secured revolving credit agreement does not allow it to hedge production volume until it owns such volumes. ATLS excludes such costs in its determination of DCF, Adjusted EBITDA and cash distributions for the respective period as they are specific to the related transaction.
(5)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(6)	Excludes non-cash amortization of deferred financing costs.
(7)	These amounts reflect net cash proceeds received from the effective date through the closing date of the EP Energy assets acquired, less estimated and pro forma amounts of maintenance capital expenditures and financing costs. The management of ATLS believes these amounts are critical in its evaluation of Distributable Cash Flow and cash distributions for the period. Under GAAP, such amounts are characterized as purchase price adjustments and are reflected in the net purchase price paid for the acquired assets, rather than reflected as components of net income or loss for the period. For the three months ended September 30, 2013, such amounts include pro forma net cash generated by the EP Energy assets of $0.8 million from July 1, 2013 to July 31, 2013, less pro forma interest expense of $0.3 million and estimated maintenance capital expenditures of $0.1 million. For the nine months ended September 30, 2013, such amounts include pro forma net cash generated by the EP Energy assets of $3.8 million from April 1, 2013 to July 31, 2013, less pro forma interest expense of $1.5 million and estimated maintenance capital expenditures of $0.5 million.
(8)	Including the discretionary adjustments by the Board of Directors of the General Partner in the determination of quarterly cash distributions, Adjusted EBITDA would have been $26.1 million and $65.0 million for the three and nine months ended September 30, 2013, respectively.
(9)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(10)	ATLS seeks to at least maintain its current cash distribution in future quarterly periods, and expects to only increase such cash distributions when future Distributable Cash Flow amounts allow for it and are expected to be sustained. ATLS’ determination of quarterly cash distributions and its resulting determination of the amount of excess (shortfall) those cash distributions generate in comparison to Distributable Cash Flow are based upon its assessment of numerous factors which affect it, ARP and APL and the cash distributions it receives from these subsidiaries, including but not limited to future commodity price and interest rate movements, variability of operating asset performance, weather effects, and financial leverage. ATLS also considers its historical trailing four quarters of excess or shortfalls and future forecasted excess or shortfalls that its cash distributions generate in comparison to Distributable Cash Flow due to the variability of its Distributable Cash Flow generated each quarter, which could cause it to have more or less excess (shortfalls) generated from quarter to quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	September 30, 2014
	Atlas Energy		Atlas Resource	Atlas Pipeline	Consolidated
Total debt	$237,600		$1,283,022	$1,754,367	$3,274,989
Less: Cash	(55,564)		(5,167)	(6,736)	(67,467)

Total net debt	182,036		1,277,855	1,747,631	3,207,522
Partners’ capital	387,301		1,313,628	2,466,931	3,711,131	(1)

Total capitalization	$569,337		$2,591,483	$4,214,562	$6,918,653

Ratio of net debt to capitalization	0.32	x

(1)	Net of eliminated amounts.

	December 31, 2013
	Atlas Energy		Atlas Resource	Atlas Pipeline	Consolidated
Total debt	$239,400		$942,334	$1,707,310	$2,889,044
Less: Cash	(16,759)		(1,828)	(4,914)	(23,501)

Total net debt	222,641		940,506	1,702,396	2,865,543
Partners’ capital	371,849		1,067,291	2,259,905	3,222,876	(2)

Total capitalization	$594,490		$2,007,797	$3,962,301	$6,088,419

Ratio of net debt to capitalization	0.37	x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

Hedge Position Summary – Directly-Held E&P Assets

(as of November 10, 2014)

Natural Gas

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per mmbtu)(a)	Volumes (mmbtus)(a)
2014(b)	$4.18	690,000
2015	$4.30	2,280,000
2016	$4.43	1,440,000
2017	$4.59	1,200,000
2018	$4.80	420,000

(a)	“mmbtu” represents million metric British thermal units.
(b)	Reflects hedges covering the last three months of 2014.

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended September 30, 2014

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$5,543	$125,394	$—	$—	$130,937
Well construction and completion	—	61,204	—	—	61,204
Gathering and processing	—	3,061	723,466	(65)	726,462
Administration and oversight	—	6,177	—	—	6,177
Well services	—	6,597	—	—	6,597
Gain on mark-to-market derivatives	—	—	24,155	—	24,155
Other, net	(664)	261	8,851	—	8,448

Total revenues	4,879	202,694	756,472	(65)	963,980

Costs and expenses:
Gas and oil production	2,082	49,922	—	—	52,004
Well construction and completion	—	53,221	—	—	53,221
Gathering and processing	—	3,214	616,285	(65)	619,434
Well services	—	2,617	—	—	2,617
General and administrative	14,964	13,124	18,074	—	46,162
Depreciation, depletion and amortization	2,216	62,852	50,173	—	115,241

Total costs and expenses	19,262	184,950	684,532	(65)	888,679

Operating income (loss)	(14,383)	17,744	71,940	—	75,301
Loss on asset sales and disposal	—	(92)	(636)	—	(728)
Interest expense	(4,553)	(16,577)	(22,553)	—	(43,683)

Net income (loss) before tax	(18,936)	1,075	48,751	—	30,890
Income tax benefit	—	—	623	—	623

Net income (loss)	(18,936)	1,075	49,374	—	31,513
Income attributable to non-controlling interests	—	—	(4,029)	(36,569)	(40,598)

Net income (loss) attributable to common limited partners	$(18,936)	$1,075	$45,345	$(36,569)	$(9,085)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended September 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$2,700	$80,332	$—	$—	$83,032
Well construction and completion	—	10,964	—	—	10,964
Gathering and processing	—	3,591	579,444	(74)	582,961
Administration and oversight	—	4,447	—	—	4,447
Well services	—	5,023	—	—	5,023
Loss on mark-to-market derivatives	—	—	(24,517)	—	(24,517)
Other, net	290	(13,272)	1,061	—	(11,921)

Total revenues	2,990	91,085	555,988	(74)	649,989

Costs and expenses:
Gas and oil production	1,167	29,419	—	—	30,586
Well construction and completion	—	9,534	—	—	9,534
Gathering and processing	—	4,395	488,370	(74)	492,691
Well services	—	2,386	—	—	2,386
General and administrative	11,359	31,983	18,572	—	61,914
Depreciation, depletion and amortization	1,331	41,656	51,080	—	94,067

Total costs and expenses	13,857	119,373	558,022	(74)	691,178

Operating loss	(10,867)	(28,288)	(2,034)	—	(41,189)
Loss on asset sales and disposal	—	(661)	—	—	(661)
Interest expense	(3,418)	(10,748)	(24,347)	—	(38,513)

Net loss before tax	(14,285)	(39,697)	(26,381)	—	(80,363)
Income tax benefit	—	—	817	—	817

Net loss	(14,285)	(39,697)	(25,564)	—	(79,546)
Loss (income) attributable to non-controlling interests	—	—	(1,514)	53,536	52,022

Net income (loss) attributable to common limited partners	$(14,285)	$(39,697)	$(27,078)	$53,536	$(27,524)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Nine Months Ended September 30, 2014

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$16,760	$325,696	$—	$—	$342,456
Well construction and completion	—	126,917	—	—	126,917
Gathering and processing	—	11,287	2,147,625	(211)	2,158,701
Administration and oversight	—	12,072	—	—	12,072
Well services	—	18,441	—	—	18,441
Gain on mark-to-market derivatives	—	—	9,117	—	9,117
Other, net	202	343	7,920	—	8,465

Total revenues	16,962	494,756	2,164,662	(211)	2,676,169

Costs and expenses:
Gas and oil production	6,113	128,477	—	—	134,590
Well construction and completion	—	110,363	—	—	110,363
Gathering and processing	—	11,900	1,824,749	(211)	1,836,438
Well services	—	7,525	—	—	7,525
General and administrative	45,254	50,894	54,430	—	150,578
Depreciation, depletion and amortization	6,423	171,090	148,632	—	326,145

Total costs and expenses	57,790	480,249	2,027,811	(211)	2,565,639

Operating income (loss)	(40,828)	14,507	136,851	—	110,530
Gain (loss) on asset sales and disposal	3	(1,686)	47,829	—	46,146
Interest expense	(13,513)	(43,028)	(69,275)	—	(125,816)

Net income (loss) before tax	(54,338)	(30,207)	115,405	—	30,860
Income tax benefit	—	—	1,519	—	1,519

Net income (loss)	(54,338)	(30,207)	116,924	—	32,379
Income attributable to non-controlling interests	—	—	(10,456)	(54,956)	(65,412)

Net income (loss) attributable to common limited partners	$(54,338)	$(30,207)	$106,468	$(54,956)	$(33,033)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Nine Months Ended September 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$2,700	$173,490	$—	$—	$176,190
Well construction and completion	—	92,293	—	—	92,293
Gathering and processing	—	11,639	1,527,553	(222)	1,538,970
Administration and oversight	—	8,923	—	—	8,923
Well services	—	14,703	—	—	14,703
Loss on mark-to-market derivatives	—	—	(9,493)	—	(9,493)
Other, net	542	(14,589)	8,347	—	(5,700)

Total revenues	3,242	286,459	1,526,407	(222)	1,815,886

Costs and expenses:
Gas and oil production	1,167	63,670	—	—	64,837
Well construction and completion	—	80,255	—	—	80,255
Gathering and processing	—	13,767	1,284,755	(222)	1,298,300
Well services	—	7,009	—	—	7,009
General and administrative	28,863	63,767	63,816	—	156,446
Depreciation, depletion and amortization	1,331	85,061	127,921	—	214,313

Total costs and expenses	31,361	313,529	1,476,492	(222)	1,821,160

Operating income (loss)	(28,119)	(27,070)	49,915	—	(5,274)
Loss on asset sales and disposal	—	(2,035)	(1,519)	—	(3,554)
Interest expense	(4,095)	(22,145)	(65,614)	—	(91,854)
Loss on early extinguishment of debt	—	—	(26,601)	—	(26,601)

Net loss before tax	(32,214)	(51,250)	(43,819)	—	(127,283)
Income tax benefit	—	—	854	—	854

Net loss	(32,214)	(51,250)	(42,965)	—	(126,429)
Loss (income) attributable to non-controlling interests	—	—	(4,693)	82,755	78,062

Net income (loss) attributable to common limited partners	$(32,214)	$(51,250)	$(47,658)	$82,755	$(48,367)

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

September 30, 2014

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$55,564	$5,167	$6,736	$—	$67,467
Accounts receivable	9,740	99,656	253,830	(6,236)	356,990
Receivable from (advances from) affiliates	31,815	(26,342)	(5,473)	—	—
Current portion of derivative asset	584	21,050	8,017	—	29,651
Subscriptions receivable	—	62,840	—	—	62,840
Prepaid expenses and other	398	24,783	24,428	—	49,609

Total current assets	98,101	187,154	287,538	(6,236)	566,557
Property, plant and equipment, net	71,590	2,657,060	3,132,810	—	5,861,460
Intangible assets, net	—	759	614,817	—	615,576
Investment in joint ventures	—	—	180,602	—	180,602
Goodwill, net	—	31,784	365,763	—	397,547
Long-term derivative asset	1,270	30,826	6,138	—	38,234
Investment in subsidiaries	462,965	—	—	(462,965)	—
Other assets, net	29,665	52,477	45,271	6,236	133,649

	$663,591	$2,960,060	$4,632,939	$(462,965)	$7,793,625

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$2,400	$—	$274	$—	$2,674
Accounts payable	15,368	104,275	101,659	—	221,302
Accrued producer liabilities	—	—	188,994	—	188,994
Current portion of derivative liability	—	1,792	—	—	1,792
Accrued interest	43	10,840	13,604	—	24,487
Accrued well drilling and completion costs	495	100,226	—	—	100,721
Accrued liabilities	15,265	43,058	68,653	(6,236)	120,740

Total current liabilities	33,571	260,191	373,184	(6,236)	660,710
Long-term debt, less current portion	235,200	1,283,022	1,754,093	—	3,272,315
Deferred income taxes, net	—	—	31,771	—	31,771
Asset retirement obligations and other	7,519	103,219	6,960	—	117,698
Partners’ Capital:
Common limited partners’ interests	328,212	1,260,330	2,390,668	(3,650,998)	328,212
Accumulated other comprehensive Income (loss)	15,744	53,298	—	(53,298)	15,744

	343,956	1,313,628	2,390,668	(3,704,296)	343,956
Non-controlling interests	43,345	—	76,263	3,247,567	3,367,175

Total partners’ capital	387,301	1,313,628	2,466,931	(456,729)	3,711,131

	$663,591	$2,960,060	$4,632,939	$(462,965)	$7,793,625

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2013

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$16,759	$1,828	$4,914	$—	$23,501
Accounts receivable	1,345	58,822	219,297	—	279,464
Receivable from (advances from) affiliates	29,654	(26,742)	(2,912)	—	—
Current portion of derivative asset	1	1,891	174	—	2,066
Subscriptions receivable	—	47,692	—	—	47,692
Prepaid expenses and other	122	10,097	17,393	—	27,612

Total current assets	47,881	93,588	238,866	—	380,335
Property, plant and equipment, net	65,865	2,120,818	2,724,192	—	4,910,875
Intangible assets, net	—	963	696,271	—	697,234
Investment in joint ventures	—	—	248,301	—	248,301
Goodwill, net	—	31,784	368,572	—	400,356
Long-term derivative asset	1,514	27,084	2,270	—	30,868
Investment in subsidiaries	476,169	—	—	(476,169)	—
Other assets, net	35,390	42,821	46,461	—	124,672

	$626,819	$2,317,058	$4,324,933	$(476,169)	$6,792,641

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$2,400	$—	$524	$—	$2,924
Accounts payable	882	69,346	79,051	—	149,279
Liabilities associated with drilling contracts	—	49,377	—	—	49,377
Accrued producer liabilities	—	—	152,309	—	152,309
Current portion of derivative liability	33	6,353	11,244	—	17,630
Accrued interest	43	20,622	26,737	—	47,402
Accrued well drilling and completion costs	418	40,481	—	—	40,899
Accrued liabilities	9,192	30,794	47,449	—	87,435

Total current liabilities	12,968	216,973	317,314	—	547,255
Long-term debt, less current portion	237,000	942,334	1,706,786	—	2,886,120
Deferred income taxes, net	—	—	33,290	—	33,290
Asset retirement obligations and other	5,002	90,460	7,638	—	103,100
Partners’ Capital:
Common limited partners’ interests	361,511	1,041,592	2,200,645	(3,242,237)	361,511
Accumulated other comprehensive income (loss)	10,338	25,699	—	(25,699)	10,338

	371,849	1,067,291	2,200,645	(3,267,936)	371,849
Non-controlling interests	—	—	59,260	2,791,767	2,851,027

Total partners’ capital	371,849	1,067,291	2,259,905	(476,169)	3,222,876

	$626,819	$2,317,058	$4,324,933	$(476,169)	$6,792,641

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of November 10, 2014:	Amount	Overall Ownership Interest Percentage
ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	23.5%
Preferred units	3,749,986	4.2%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		29.7%

DEVELOPMENT SUBSIDIARY:
General partner interest	80.0%	2.0%
Common units	200,010	2.1%
Incentive distribution rights	80.0%	N/A

Total Atlas Energy ownership interests in Development Subsidiary		4.1%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	5.5%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		7.5%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.0%